                                            CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in  Post-Effective  Amendment No. 16 to the Registration  Statement of American Skandia Advisor
Funds,  Inc. on Form N-1A (File No.  333-23017)  of our reports  dated  December 15, 2000,  on our audits of the  financial statements  and financial  highlights of American  Skandia  Advisor  Funds,  Inc. and American  Skandia  Master Trust which reports are included in the Annual Report to  Shareholders  for the year ended  October 31, 2000,  which is included in the
Post-Effective  Amendment to the  Registration  Statement.  We also consent to the  reference to our Firm under the heading
"Financial  Highlights" in the Prospectus and under the headings  "Independent  Accountants" and "Financial  Statements" in
the Statement of Additional Information.

Philadelphia, Pennsylvania
September 13, 2001